                                   EXHIBIT 16



May 24, 1999



Securities and Exchange Commission
Washington, DC  20549


We have read Item 4 of the Current Report on Form 8-K/A of Metro Global Media, Inc. for May 19, 1999 and we agree with the statements contained therein insofar as they relate to our firm.

Very truly yours,



TRIEN, ROSENBERG, ROSENBERG,
 WEINBERG, CIULLO & FAZZARI, LLP


Morristown, New Jersey
May 24, 1999